Bartel Eng & Schroder
                          300 Capitol Mall, Suite 1100
                              Sacramento, CA 95818


                                  July 10, 2003


Board of Directors
ATM Financial Corp.
3400 - 666 Burrard Street
Vancouver, BC  V6C 2X8

         Re:      Common Stock of ATM Financial Corp.
                  Registration Statement on Form SB-2
                  -----------------------------------

Gentlemen:

     We act as special counsel to ATM Financial Corp. (the "Company"), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the prospectus, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the laws of any other jurisdiction other than the laws of Nevada and the United States.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares offered by the Company upon the receipt of the consideration set forth in the Registration Statement will have been validly issued, fully paid, and non-assessable.

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July 10, 2003
Page 2


     We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the references made to us in the Prospectus under the captions "Legal Matters." By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                    Sincerely yours,

                                                    /s/Bartel Eng & Schroder
                                                    BARTEL ENG & SCHRODER